THURSDAY, JANUARY 22, 1998

  BANKERS TRUST EARNS $7.66 PER SHARE IN 1997, UP 13% FROM 1996
     FOURTH QUARTER EARNINGS PER SHARE OF $1.82 INCREASE 14%


New York, January 22, 1998 -- Bankers Trust New York Corporation
(BT) today reported that diluted earnings per share for the full year were $7.66, up 13% from the $6.76 earned during 1996. Net income for 1997 was $866 million, compared with $766 million of earnings in 1996. Return on common equity for the year was 15.6%.

BT's diluted earnings per share in the fourth quarter of 1997 were $1.82, 14% above the $1.59 per share earned in the same period last year. Net income in the fourth quarter of 1997 was $207 million, compared with $184 million in the 1996 fourth quarter and $246 million in the third quarter of 1997. Return on common equity in the quarter was 14.8%.

"Bankers Trust recorded solid gains in revenue growth and profitability in 1997," said Frank Newman, chairman of the board of directors and chief executive officer of Bankers Trust. "Revenues for the year were at the Corporation"s highest level in history. The advances in 1997 were achieved despite volatile market conditions in the fourth quarter, particularly in emerging markets. While our fourth quarter results trailed those of the strong third quarter of 1997, they exceeded year-earlier levels."

Mr. Newman added: " The increase in corporate finance fees to a record $324 million in the fourth quarter underscored the continued strong momentum of our merger with Alex. Brown and our ability to provide clients with the full range of financing alternatives. This performance provides a strong platform for the extension of Bankers Trust's global business with the recently announced agreement to acquire the European cash equities activities of NatWest Markets, the leading U.K. and European research house."

For the current quarter, total revenues of $1.519 billion were up $164 million from fourth quarter 1996 revenues of $1.355 billion. Total noninterest expenses of $1.233 billion for the fourth quarter of 1997 increased $150 million from the fourth quarter of 1996.

The current quarter included an after-tax gain of $41 million on the sale of the Corporation's defined contribution recordkeeping and participant services business. Also included in the fourth quarter of 1997 were $27 million in after-tax charges primarily related to expenses associated with relocation of certain Asian operations and to legal claims.

For the full year, total revenues of $6.220 billion were up
$1.051 billion, or 20%, from 1996 revenues of $5.169 billion.
Revenues increased in most of the Firm's business units.

Total noninterest expenses for 1997 increased $943 million, or 23%, from 1996. This increase was primarily due to higher incentive compensation and employee benefits related to the improved financial performance. Also included in noninterest expenses for 1997 were restructuring charges of $57 million associated with the merger with Alex. Brown, such as severance, lease terminations and direct costs of completing the merger, and other integration costs of $42 million.

At December 31, 1997, total cash basis loans were $240 million, down from $298 million at September 30, 1997 and $452 million at December 31, 1996. Other nonperforming assets at December 31, 1997 were $38 million, up from $5 million at September 30, 1997 and $10 million at December 31, 1996. The increase in the current quarter primarily resulted from swaps in Asia.




                                2
At December 31, 1997, the total allowance for credit losses was $997 million as compared to $972 million at September 30, 1997. During the fourth quarter of 1997, the Corporation recognized charge-offs of $41 million and recoveries of $46 million. Included in the fourth quarter of 1997 charge-offs were $21 million related to Asian counterparties. Also, the Corporation recorded a $20 million provision for credit losses compared to $10 million in the third quarter of 1997 and none in the fourth quarter of 1996.










































                                3
ORGANIZATIONAL HIGHLIGHTS*


                                    Total Non-   Pretax     Net
Fourth Quarter 1997            Total  Interest  Income/ Income/
(in millions)                Revenue  Expenses   (Loss)  (Loss)
Investment Banking            $  508    $  302     $206    $147
Risk Management Services          19        76     (57)    (41)
Trading & Sales                  152        67       85      61
Private Client Services Group    184       157       27      19
Global Institutional Services    336       240       96      69
Australia/New Zealand            141       104       37      26
Asia                             (16)       23      (39)    (27)
Latin America                    132       124        8       4
Corporate/Other                   63       140      (77)    (51)
Total                         $1,519    $1,233     $286    $207


                                    Total Non-   Pretax     Net
Third Quarter 1997             Total  Interest  Income/ Income/
(in millions)                Revenue  Expenses   (Loss)  (Loss)
Investment Banking            $  625      $335     $290    $204
Risk Management Services         117       101       16      11
Trading & Sales                  128        86       42      30
Private Client Services Group    174       145       29      20
Global Institutional Services    241       211       30      21
Australia/New Zealand            136       113       23      17
Asia                               8        34      (26)    (19)
Latin America                    203       144       59      42
Corporate/Other                  138       250     (112)    (80)
Total                         $1,770    $1,419     $351    $246


                                    Total Non-   Pretax     Net
Fourth Quarter 1996            Total  Interest  Income/ Income/
(in millions)                Revenue  Expenses   (Loss)  (Loss)
Investment Banking            $  374      $251     $123    $ 83
Risk Management Services         108       103        5       3
Trading & Sales                  132        76       56      38
Private Client Services Group    156       137       19      13
Global Institutional Services    220       200       20      14
Australia/New Zealand            140        91       49      33
Asia                              35        28        7       5
Latin America                    102        90       12       8
Corporate/Other                   88       107      (19)    (13)
Total                         $1,355    $1,083     $272    $184


* Organizational Unit business results are determined based on the Corporation's internal management accounting process, which allocates revenue and expenses among the organizational units. Because the Corporation's business is diverse in nature and its operations are integrated, it is impractical to segregate respective contributions of the organizational units with precision. As a result, estimates and judgments have been made to apportion revenue and expense items. In addition, certain revenue and expenses have been segregated and reported in Corporate/Other because, in the opinion of management, they could not be reasonably allocated or because their contributions to a particular organizational unit would be distortive. In order to provide comparability from one period to the next, the Corporation will generally restate this analysis to conform with material changes in the allocation process and/or significant changes in organizational structure.

                                4

Organizational Unit Results

The Investment Banking business contributed net income of $147 million in the fourth quarter of 1997, up $64 million from a year ago and down $57 million from the previous quarter. The increase from the prior year period reflected higher corporate finance fees and higher revenues from private equity investments. The decline from the prior quarter was mainly due to mark-to-market losses on fixed income securities.

Risk Management Services incurred a net loss of $41 million in the fourth quarter of 1997 compared to net income of $3 million in the fourth quarter of 1996 and net income of $11 million in the previous quarter. The loss resulted primarily from less favorable trading results, including losses from equity derivatives and Asian activities as compared to the prior year period and previous quarter.

Trading & Sales contributed $61 million of net income in the fourth quarter of 1997, up $23 million from the 1996 fourth quarter and up $31 million from the previous quarter. The current quarter reflected higher revenue from foreign exchange activities.

The Corporation's Private Client Services Group business reported net income of $19 million for the current quarter, up $6 million from the 1996 comparable period and down $1 million from the prior quarter. The current quarter included improved revenues from fiduciary and funds management and higher fees for brokerage services as compared to the prior year period.

Global Institutional Services contributed $69 million of net income in the fourth quarter of 1997, up $55 million from the 1996 fourth quarter and up $48 million from the previous quarter. The current quarter included the $41 million after-tax gain on the sale of the Corporation's defined contribution recordkeeping and participant services business. The current quarter also reflected improved results from investment management and securities lending activities as compared to the fourth quarter of 1996.

Net income of the Australia/NZ business was $26 million in the fourth quarter of 1997, down $7 million from the fourth quarter of 1996 and up $9 million from the previous quarter. The decline in net income from the prior year period was mainly attributable to an increase in personnel-related costs as a result of higher staff levels offset partly by higher revenues from corporate finance activities. The current quarter reflected improved results from corporate finance activities as compared to the third quarter of 1997. At December 31, 1997, assets under management in Australia/NZ's investment management business were approximately $41 billion, compared to $45 billion and $37 billion at September 30, 1997 and December 31, 1996 respectively. The decrease in assets under management as compared to the prior quarter was due to a decline in foreign currency rates.

Asia net loss was $27 million in the fourth quarter of 1997, compared to net income of $5 million in the fourth quarter of 1996 and a net loss of $19 million in the third quarter of 1997. The current quarter included mark-to-market losses on fixed income securities and swaps with Asian counterparties resulting from the market turmoil and widening credit spreads in Asia.

Latin America net income was $4 million in the fourth quarter of 1997, down $4 million from the fourth quarter of 1996 and down
$38 million from the third quarter of 1997. The current quarter included lower trading revenues. The

                                5
prior quarter included an after-tax gain of $20 million resulting from the completion of the final stage in the sale of 50% of the Corporation's stake in a Chilean insurance company.

Corporate/Other net loss was $51 million in the fourth quarter of 1997, compared with a net loss of $13 million in the fourth quarter of 1996 and a net loss of $80 million in the third quarter of 1997. The current quarter included charges primarily related to expenses associated with relocation of certain Asian operations and to legal claims. The current quarter also included a $20 million provision for credit losses compared to $10 million in the third quarter of 1997 and none in the fourth quarter of 1996. During the third quarter, the Corporation recognized $57 million in pre-tax restructuring charges and $42 million in other integration costs, offset partly by the pre-tax gain of $73 million on the sale of 280 Park Avenue, a midtown Manhattan office building. The prior year period included reserves related to the transaction processing business.


QUARTERLY FINANCIAL COMPARISONS

Fourth Quarter 1997 Versus Fourth Quarter 1996

Net income of $207 million for the fourth quarter of 1997 was up
13% from the $184 million earned in the fourth quarter of 1996.

Fourth quarter 1997 combined trading revenue and trading-related net interest revenue of $218 million decreased $135 million as compared to the fourth quarter of 1996. Page 11 shows combined trading results by organizational unit. All other noninterest revenue of $1.094 billion was up $294 million from the prior year period.

Fiduciary and funds management revenue was $284 million in the fourth quarter of 1997, up $51 million from the prior year period. Client processing services, funds management and global private banking commissions contributed to this increase.

Corporate finance fees of $324 million increased 20% from the $271 million earned in the fourth quarter of 1996, primarily due to higher merger and acquisition fees, higher fees for arranging bond and equity financings and higher financial advisory fees.

Other fees and commissions of $167 million increased $30 million from the prior year quarter primarily resulting from increased fees for brokerage services.

Other noninterest revenue totaled $82 million in the current quarter, compared to $34 million in the fourth quarter of 1996.
The current quarter included a gain on the sale of the Corporation's defined contribution recordkeeping and participant services business.

Salaries and commissions expense increased $19 million, or 6%, principally due to a 5% increase in the average number of employees and annual pay increases. Incentive compensation and employee benefits, the largest component of noninterest expenses, increased $46 million due to higher profitability and the increase in the average number of employees.

Fourth Quarter 1997 versus Third Quarter 1997

Net income of $207 million for the fourth quarter of 1997 was down 16% from the $246 million earned in the third quarter of 1997. The decrease in net income was primarily due to a $315 million decline in trading revenue offset partly by a $41 million increase in trading-related net interest revenue and a $186 million decrease in total noninterest expenses. Fourth quarter 1997 combined trading revenue and trading-related net interest revenue of $218 million decreased $274 million from the third quarter of 1997.

Corporate finance fees of $324 million increased $19 million from the prior quarter. The increase was primarily due to higher financial advisory fees, higher merger and acquisition fees and higher fees for arranging bond and equity financings, offset partly by a decrease in loan syndication fees.

Other noninterest revenue totaled $82 million in the current quarter, compared to $171 million in the prior quarter. The current quarter included a gain on the sale of the Corporation's defined contribution recordkeeping and participant services business. The third quarter included a gain on the sale of 280 Park Avenue and the remaining gain on the sale of 50% of the Corporation's stake in a Chilean insurance company.

Total noninterest expenses of $1.233 billion decreased by $186 million, or 13%, from the third quarter of 1997. Incentive compensation and employee benefits, the largest component of noninterest expenses, decreased $179 million due to lower revenues. Total noninterest expenses in the third quarter of 1997 included restructuring charges associated with the merger of Alex. Brown, such as severance, lease terminations and direct costs of completing the merger, and other integration costs.

CAPITAL

In March 1997, the Corporation became the first banking institution to adopt the new Market Risk Amendment to the risk-based capital guidelines issued by the Federal Reserve and the Bank for International Settlements (BIS). The amendment changed the calculation of the risk-weighted assets for trading accounts by incorporating the use of internal models to measure market risks. In addition, the amendment required that the capital and risk-adjusted assets of the Corporation's Section 20 subsidiary, BT Alex. Brown Incorporated, no longer be excluded when calculating the risk-based capital ratios at the holding company level. All banking institutions with significant trading activity must adopt this Amendment by January 1, 1998. During 1997, early adoption was permissible with prior approval from the institution's primary federal regulator.

As calculated under these new rules, the Corporation estimates that its ratios of Tier 1 Capital and Total Capital to risk-weighted assets were approximately 8.3% and 14.2%, respectively, as of December 31, 1997.














The remainder of this release contains the following tables:

                                                            Page
     1. BTNY Consolidated Quarterly Statement of Income       9
     2. BTNY Consolidated Statement of Income                10
     3. Combined Trading Revenue and Trading-Related Net
         Interest Revenue                                    11
     4. Net Interest Revenue                                 11
     5. BTNY Consolidated Balance Sheet                      12
     6. Stock and Capital Data                               13
     7. Nonperforming Assets and Allowance for Credit Losses 14


For additional information, contact William McBride, 212-250-7961. Bankers Trust news releases, including quarterly results, are available on the Internet (http://www.bankerstrust.com/earnings).

       BANKERS TRUST NEW YORK CORPORATION AND SUBSIDIARIES
           CONSOLIDATED QUARTERLY STATEMENT OF INCOME
              (in millions, except per share data)
                           (unaudited)


                                        Fourth    Third  Fourth
                                       Quarter  Quarter Quarter
                                          1996     1997    1997
NET INTEREST REVENUE
  Interest revenue                      $1,686   $1,789  $2,085
  Interest expense                       1,399    1,474   1,712
Net interest revenue                       287      315     373
Provision for credit losses                  -       10      20
Net interest revenue after provision
 for credit losses                         287      305     353
NONINTEREST REVENUE
  Trading*                                 268      387      72
  Fiduciary & funds management             233      277     284
  Corporate finance fees                   271      305     324
  Other fees & commissions                 137      158     167
  Net revenue from equity investment
   transactions                             48       73      95
  Securities available for sale gains       24       18      58
  Insurance premiums                        53       76      84
  Other                                     34      171      82
Total noninterest revenue                1,068    1,465   1,166
Total revenue                            1,355    1,770   1,519
NONINTEREST EXPENSES
  Salaries and commissions                 313      333     332
  Incentive compensation &
    employee benefits                      318      543     364
  Agency & other professional
   service fees                             85      105      95
  Communication & data services             60       58      58
  Occupancy, net                            46       45      49
  Furniture & equipment                     51       55      61
  Travel & entertainment                    36       36      41
  Provision for policyholder benefits       64       90     102
  Other                                    110       97     131
  Restructuring charges                      -       57       -
Total noninterest expenses               1,083    1,419   1,233
Income before income taxes                 272      351     286
Income taxes                                88      105      79

NET INCOME                              $  184   $  246  $  207

NET INCOME APPLICABLE TO COMMON STOCK** $  170   $  235  $  195

Cash dividends declared per common share $1.00    $1.00   $1.00

EARNINGS PER COMMON SHARE:
  BASIC                                  $1.69    $2.33   $1.95

  DILUTED                                $1.59    $2.19   $1.82

 * The Corporation accounts for revenues from a wide range of business activities as "trading".
   See table on page 11.
** Amounts shown are used to calculate basic earnings per common share.
   Certain prior period amounts have been reclassified to conform to the current presentation.

       BANKERS TRUST NEW YORK CORPORATION AND SUBSIDIARIES
                CONSOLIDATED STATEMENT OF INCOME
              (in millions, except per share data)
                           (unaudited)


YEAR ENDED DECEMBER 31,                            1996    1997
NET INTEREST REVENUE
  Interest revenue                               $6,508  $7,285
  Interest expense                                5,451   5,926
Net interest revenue                              1,057   1,359
Provision for credit losses                           5      30
Net interest revenue after provision
 for credit losses                                1,052   1,329
NONINTEREST REVENUE
  Trading*                                        1,014   1,085
  Fiduciary & funds management                      876   1,059
  Corporate finance fees                            922   1,113
  Other fees & commissions                          534     606
  Net revenue from equity investment
   transactions                                     230     224
  Securities available for sale gains                75     158
  Insurance premiums                                230     287
  Other                                             236     359
Total noninterest revenue                         4,117   4,891
Total revenue                                     5,169   6,220
NONINTEREST EXPENSES
  Salaries and commissions                        1,154   1,273
  Incentive compensation & employee benefits      1,216   1,726
  Agency & other professional service fees          321     391
  Communication & data services                     237     231
  Occupancy, net                                    174     181
  Furniture & equipment                             186     224
  Travel & entertainment                            113     142
  Provision for policyholder benefits               280     333
  Other                                             357     423
  Restructuring charges                               -      57
Total noninterest expenses                        4,038   4,981
Income before income taxes                        1,131   1,239
Income taxes                                        365     373

NET INCOME                                       $  766  $  866


NET INCOME APPLICABLE TO COMMON STOCK**          $  715  $  817

Cash dividends declared per common share          $4.00   $4.00

EARNINGS PER COMMON SHARE:
  BASIC                                           $7.12   $8.15

  DILUTED                                         $6.76   $7.66

 * The Corporation accounts for revenues from a wide range of business activities as "trading".
   See quarterly information on page 11.
** Amounts shown are used to calculate basic earnings per common share.
   Certain prior period amounts have been reclassified to conform to the current presentation.

COMBINED TRADING REVENUE AND TRADING-RELATED NET INTEREST REVENUE

The Corporation views trading revenue and trading-related net interest revenue (NIR) together, as presented in the table below.
                                        Fourth    Third  Fourth
                                       Quarter  Quarter Quarter
(in millions)                             1996     1997    1997
Trading Revenue                           $268     $387    $ 72
Trading-Related Net Interest
  Revenue (Estimate)                        85      105     146
Total Trading Revenue &
 Trading-Related NIR                      $353     $492    $218

By Organizational Unit (in millions)
Investment Banking                        $ 56     $137    $ 28
Risk Management Services                   114      112       7
Trading & Sales                            114      103     122
Private Client Services Group                1        6       7
Global Institutional Services                2        1       4
Australia/New Zealand                       34       30      33
Asia                                        15       54    (13)
Latin America                               24       25      13
Corporate/Other                             (7)      24      17
Total Trading Revenue &
  Trading-Related NIR                     $353     $492    $218

Note: The Corporation accounts for revenues from a wide range of business activities as "trading". Investment Banking produces trading revenues in secondary market activities with clients, primarily in sectors where the Firm also serves as underwriter.
A small portion of trading revenues arise from private equity investments that are accounted for on a mark-to-market basis. Risk Management Services generates trading revenues primarily from new derivative transactions with clients and in managing the risks the Corporation assumes on such transactions. Trading & Sales produces trading revenues through proprietary position-taking, including arbitrage, as well as market making and other client activities. Australia/New Zealand, Asia and Latin America produce trading revenues from all the above business activities. Corporate/Other includes various transactions which, for management accounting purposes, are not recorded in Organizational Units.

                      NET INTEREST REVENUE
                                        Fourth    Third  Fourth
                                       Quarter  Quarter Quarter
($ in millions)                           1996     1997    1997
Nontrading-related net
  interest revenue(Estimate)              $202     $210    $227
Trading-related net interest
  revenue (Estimate)                        85      105     146
Net interest revenue                      $287     $315    $373

Average rates (fully taxable basis)
  Yield on interest-earning assets         6.72%    6.74%   7.45%
  Cost of interest-bearing liabilities     5.93%    5.72%   6.33%
  Interest rate spread                      .79%    1.02%   1.12%
  Net interest margin                      1.16%    1.21%   1.35%

Average balances (billions)
  Loans                                   $15.3    $19.0    $20.4
  Total interest-earning assets          $100.0   $105.7   $111.4
  Total assets                           $126.8   $139.8   $147.9
  Total interest-bearing liabilities      $93.9   $102.2   $107.2

       BANKERS TRUST NEW YORK CORPORATION AND SUBSIDIARIES
                   CONSOLIDATED BALANCE SHEET
                          (in millions)

                                December 31 September 30 December 31
                                       1996     1997*     1997*
ASSETS
Cash and due from banks            $  1,568  $  1,625  $  2,188
Interest-bearing deposits in banks    2,210     2,522     4,272
Federal funds sold                    1,684     2,241     1,382
Sec. purch. under resale agreements  18,002    24,902    19,163
Securities borrowed                  17,005    16,138    16,751
Trading assets:
 Government securities               16,849    11,650    11,397
 Corporate debt securities            8,033     9,362     8,128
 Equity securities                    6,089     8,010     7,914
 Swaps, options & other
  derivatives***                     11,220    13,520    17,673
 Other trading assets                 6,748     9,833    11,460
  Total trading assets               48,939    52,375    56,572
Securities available for sale         7,920     7,577     8,081
Loans, net***                        15,107    20,544    19,106
Customer receivables                  1,529     1,711     1,547
Accounts receivable &
  accrued interest                    3,032     3,977     4,785
Other assets                          5,547     6,275     6,255
Total                              $122,543  $139,887  $140,102

LIABILITIES
Noninterest-bearing deposits
  Domestic offices                 $  2,600  $  2,134  $  2,776
  Foreign offices                     1,013     1,294     1,952
Interest-bearing deposits
  Domestic offices                    9,928    20,490    22,353
  Foreign offices                    16,774    22,161    15,749
Total deposits                       30,315    46,079    42,830
Trading liabilities:
  Securities sold, not yet purchased
   Government securities              7,668     6,724     4,389
   Equity securities                  4,174     5,445     5,273
   Other trading liabilities            334       407       519
  Swaps, options & other derivatives 11,585    13,517    17,065
  Total trading liabilities          23,761    26,093    27,246
Securities loaned and securities
 sold under repurchase agreements    23,454    20,158    17,896
Other short-term borrowings          19,409    19,329    19,683
Accounts payable and
  accrued expenses                    4,792     6,255     6,536
Other liabilities***                  2,646     3,798     4,250
Long-term debt not included in
 risk-based capital                   8,732     7,655    11,169
Long-term debt included in
 risk-based capital                   2,576     2,918     3,312
Trust preferred capital securities**    730     1,471     1,472
Total liabilities                   116,415   133,756   134,394
PREFERRED STOCK OF SUBSIDIARY           250         -         -
STOCKHOLDERS' EQUITY
Preferred stock                         810       703       658
Common stock                            104       105       105
Capital surplus                       1,437     1,541     1,563
Retained earnings                     3,988     4,176     4,202
Common stock in treasury, at cost     (372)      (545)     (889)
Other stockholders' equity             (89)       151        69
Total stockholders' equity            5,878     6,131     5,708
Total                              $122,543  $139,887  $140,102

  * Unaudited
 ** Mandatorily redeemable capital securities of subsidiary trusts holding solely junior subordinated deferrable interest debentures included in risk-based capital
*** See table on page 14 for allocation of the allowance for credit losses.

    Certain prior period amounts have been reclassified to conform to the current presentation.

                     STOCK AND CAPITAL DATA


                                        Fourth    Third  Fourth
                                       Quarter  Quarter Quarter
                                          1996     1997    1997

FOR THE QUARTER
Return on Average Common
 Stockholders' Equity                      13.2%   17.4%  14.8%
Return on Average Total Assets              .58%    .70%   .56%


PER COMMON SHARE
Earnings:
  Basic                                   $1.69    $2.33   $1.95
  Diluted                                 $1.59    $2.19   $1.82
Cash Dividends Declared                   $1.00    $1.00   $1.00
Market Price, End of Period              $86.25  $122.375 $112.4375
Book Value, End of Period                 $49.21   $51.65  $49.06


COMMON SHARES (shares in thousands except par value)
Common stock $1 par value:
   Authorized, at period end           300,000  300,000 300,000
   Issued, at period end               103,625  105,362 105,379
Common stock in treasury,
 at period end                           4,435    5,757   8,422
Average Common and Common Equivalent
 Shares Outstanding
   Basic                               100,751  100,773  99,884
   Diluted                             107,425  107,449 107,285


CAPITAL RATIOS, END OF PERIOD
Common Stockholders' Equity
  to Total Assets                          4.1%    3.9%     3.6%
Total Stockholders' Equity
  to Total Assets                          4.8%    4.4%     4.1%
Bankers Trust New York Corporation:
   Risk-Based Capital Ratios (1)
      Tier 1 Capital                        9.3%     8.4%    8.3%
      Total Capital                        13.8%    13.6%   14.2%
   Leverage Ratio (1)                       5.9%     4.9%    4.4%
Bankers Trust Company:
   Risk-Based Capital Ratios (1)
      Tier 1 Capital                        9.3%     8.7%    8.8%
      Total Capital                        12.9%    12.1%   12.1%
   Leverage Ratio (1)                       5.3%     5.3%    5.3%


(1) Regulatory capital ratios at December 31, 1997 are preliminary. Regulatory capital ratios at September 30, 1997 and December 31, 1997 reflect the adoption of the Market Risk Amendment to the risk-based capital guidelines. This Amendment changes the calculation of risk-weighted assets for trading accounts. In addition, it requires that the capital and risk-adjusted assets of the Corporation's Section 20 subsidiary, BT Alex. Brown Incorporated, be included when calculating the risk-based capital ratios for Bankers Trust New York Corporation.
    As a result of this adoption, the Corporation's leverage ratios also reflect the capital and average assets of BT Alex. Brown Incorporated. Previously, such assets and capital were excluded. Regulatory capital ratios at December 31, 1996 have not been restated for the adoption of this Amendment.

      NONPERFORMING ASSETS AND ALLOWANCE FOR CREDIT LOSSES


                               December 31 September 30 December 31
                                       1996     1997       1997
Nonperforming assets (in millions)

Cash basis loans
  Secured by real estate             $272       $140       $117
  Real estate related                  25         25         15
  Highly leveraged                    117         56         41
  Other                                38         77         67
Total cash basis loans               $452       $298       $240

Other nonperforming assets            $10         $5        $38

Renegotiated loans
 Secured by real estate               $37        $37        $25
Total renegotiated loans              $37        $37        $25

Other real estate                    $213       $190       $194


Total allowance for credit losses (in millions)

Balance, beginning of period         $967       $973       $972
Net charge-offs (recoveries)
  Charge-offs                          21         30         41
  Recoveries                           27         19         46
Total net charge-offs (recoveries)*    (6)        11         (5)
Provision for credit losses             -         10         20
Balance, end of period (a)           $973       $972       $997

(a) Allocation**:
     Loans                           $773       $759       $699
     Trading assets                   190        200        285
     Other liabilities                 10         13         13
Balance, end of period               $973       $972       $997

* Components of Net Charge-offs (Recoveries):
   Secured by real estate             $14       $(1)        $ 5
   Real estate related                  -          -        (2)
   Highly leveraged                   (7)          7       (11)
   Other                             (13)          5          3
Total                                $(6)        $11       $(5)

** The Corporation believes that the total allowance for credit losses is available for credit losses in its entire portfolio, which is comprised of loans, credit-related commitments, derivatives and other financial instruments. Due to a multitude of complex and changing factors that are collectively weighed in determining the adequacy of the allowance for credit losses, management expects that the allocation of the total allowance for credit losses may be adjusted as risk factors change.

               BANKERS TRUST NEW YORK CORPORATION
                       130 LIBERTY STREET
                    NEW YORK, NEW YORK 10006



Ronald Hassen
Senior Vice President
(Principal Accounting Officer)


                                   January 22, 1998



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


Dear Sirs:

     Accompanying this letter is Bankers Trust New York
Corporation's report on Form 8-K dated January 22, 1998 (the
"Form 8-K"). The Form 8-K is being filed electronically through the EDGAR System.

     If there are any questions or comments in connection with the enclosed filing, please contact the undersigned at 212-250-
4881.

                              Very truly yours,

                              BANKERS TRUST NEW YORK CORPORATION



                              By: RONALD HASSEN
                                  RONALD HASSEN
                                  Senior Vice President
                                 (Principal Accounting Officer)